UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 6, 2019

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements with Certain Officers

On February 6, 2019, the Board of Directors (the “Board”) of PCTEL, Inc. (the “Company”) approved the base salary and fiscal 2019 incentives for the Company’s Chief Executive Officer. On the same date, the Compensation Committee of the Board approved base salaries and fiscal 2019 incentives for the other executive officers. The Company now qualifies as a “smaller reporting company” and expects to report compensation information for the principal executive officer, principal financial officer and one additional executive officer named below in its proxy statement for the 2019 Annual Meeting.

Base Salaries

The Compensation Committee based its recommendation to the Board regarding the Chief Executive Officer’s base salary on the CEO evaluation completed by all Board members assessing various aspects of his performance, comparative data with the Company’s peer group and input from the Committee’s independent compensation consultant. The Compensation Committee based its determinations with respect to base salaries of the executive officers on the Chief Executive Officer’s assessment of the performance, experience and responsibilities of each executive officer, comparative data, the Company’s performance, and input provided by the Committee’s independent compensation consultant.

Officer Name	Title	Base Salary
David A. Neumann	Chief Executive Officer	$377,500
Kevin J. McGowan	Vice President & Chief Financial Officer	$270,000
Rishi Bharadwaj	Senior Vice President & Chief Operating Officer	$325,000

Adoption of 2019 Short-Term Incentive Plan

The Board adopted and approved a Short-Term Incentive Plan for 2019 (the “2019 STIP”) designed to provide incentive awards for the Chief Executive Officer, the other executive officers and certain other employees of PCTEL based on the achievement of specifically-identified, short-term goals for 2019. As a result of a strategic reorganization in August 2018, the Company consolidated its functions and reports as a single segment commencing in 2019. Accordingly, all goals are based upon achievement at the corporate level.  The material terms of the 2019 STIP include the following:

-

Achievement of the Company’s revenue and Adjusted EBITDA goals will be the performance criteria used to calculate the 2019 STIP incentive awards.  Achievement of the applicable Adjusted EBITDA goal will be weighted 80% and achievement of the applicable revenue goal will be weighted 20%. “Adjusted EBITDA” is defined as GAAP operating profit excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent recovery of such expenses is recorded in other income.

-	If the threshold, target at the financial plan, or maximum goals are achieved, the payments under the 2019 STIP will be calculated based on the following percentages of base salary:

		At Threshold	At Plan	At Maximum
Officer Name	Title	(% of base salary)	(% of base salary)	(% of base salary)
David A. Neumann	Chief Executive Officer	37.50	75.00	150.00
Kevin J. McGowan	Vice President & Chief Financial Officer	28.75	57.50	115.00
Rishi Bharadwaj	Senior Vice President & Chief Operating Officer	28.75	57.50	115.00

∙    Incentive awards to be paid to executive officers under the 2019 STIP will be paid 50% in the Company’s common stock and 50% in cash.

∙    The Compensation Committee will review and approve the calculation of the incentive awards under the 2019 STIP during the first quarter of 2020.

•

Adoption of 2019 Long-Term Incentive Plan

   The Board also approved the grant of long-term incentive equity awards under the PCTEL, Inc. Stock Plan.  The Long-Term Incentive Plan for 2019 (“2019 LTIP”) is newly designed to feature a substantial percentage of awards subject to performance-based vesting: 33% is a service-based award with restricted shares vesting over three years in equal annual increments and 67% is a performance incentive award with restricted shares vesting based upon the Company’s revenue growth over a three-year period (the “performance period”). If the Company achieves the target performance over the performance period, the executive officers will receive the number of shares indicated in the chart below at the conclusion of the performance period. More or fewer shares may be awarded depending on the Company’s performance relative to target.  The maximum number of shares awarded under the performance incentive award is 175% of the target performance award. Furthermore, the number of shares earned will be reduced by 20% if the Company’s Adjusted EBITDA (as defined above) as a percentage of the Company’s revenue for the performance period is less than 8%. Each executive officer must be an employee, director or contractor of the Company on the vesting date in order to receive the service-based award and on the determination date in order to receive the performance incentive award.

Officer Name	Title	Number of Service-Based Restricted Shares Awarded	Number of Restricted Shares Issued Upon Performance at Target
David A. Neumann	Chief Executive Officer	9,959	19,917
Kevin J. McGowan	Vice President & Chief Financial Officer	6,700	13,300
Rishi Bharadwaj	Senior Vice President & Chief Operating Officer	6,000	12,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 12, 2019

PCTEL, INC.

By:	/s/ Kevin J. McGowan
Kevin J. McGowan, Chief Financial Officer